                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. ____)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                       ENVIRONMENTAL TECTONICS CORPORATION
                -----------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No Fee Required
[ ] Fee computed on table below per Exchange Act Rules 14(a)6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:
         N/A
         -----------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:
         N/A
         -----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (set forth the amount on which the filing fee is calculated and state how it was determined):
         N/A
         -----------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:
         N/A
         -----------------------------------------------------------------------

     (5) Total fee paid:
         N/A
         -----------------------------------------------------------------------

[ ] Fee paid previously by written preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

         -----------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

         -----------------------------------------------------------------------

     (3) Filing Party:

         -----------------------------------------------------------------------

     (4) Date Filed:

         -----------------------------------------------------------------------

                       ENVIRONMENTAL TECTONICS CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               SEPTEMBER 13, 2005

TO THE SHAREHOLDERS OF ENVIRONMENTAL TECTONICS CORPORATION:

         The Annual Meeting of the Shareholders of Environmental Tectonics Corporation (the "Company") will be held at the executive offices of the Company, 125 James Way, County Line Industrial Park, Southampton, Pennsylvania on Tuesday, September 13, 2005, at 10:00 a.m. for the following purposes:

         1. To elect five directors to serve on the Board of Directors until their successors have been elected and qualified.

         2. To approve the Environmental Tectonics Corporation 2005 Non-Employee Directors Stock Option Plan.

         3. To approve the issuance of warrants to purchase 200,000 shares of the Company's common stock to H. F. Lenfest, a member of the Company's Board of Directors.

         4. To transact such other business as may properly come before the Annual Meeting.


         The Board of Directors has fixed the close of business on July 29, 2005 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

         WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN ORDER THAT YOUR SHARES MAY BE VOTED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.


                                             By Order of the Board of Directors


                                            /s/ Ann M. Allen
                                            ANN M. ALLEN, Secretary

July __, 2005

                       ENVIRONMENTAL TECTONICS CORPORATION
                                  125 JAMES WAY
                           COUNTY LINE INDUSTRIAL PARK
                         SOUTHAMPTON, PENNSYLVANIA 18966

                       __________________________________

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                               SEPTEMBER 13, 2005

                       __________________________________


Solicitation of Proxies

         This proxy statement is furnished in connection with the solicitation by the Board of Directors of Environmental Tectonics Corporation, a Pennsylvania corporation (the "Company"), of proxies for use at the Annual Meeting of Shareholders to be held at 10:00 a.m. on Tuesday, September 13, 2005, at our executive offices at 125 James Way, County Line Industrial Park, Southampton, Pennsylvania 18966 and at any adjournment thereof. This proxy statement and accompanying form of proxy are being provided to shareholders on or about August 19, 2005, along with our 2005 Annual Report to shareholders. In addition to the use of the mails, our directors, officers and employees may solicit proxies personally or by telephone. The expense of soliciting proxies will be borne by the Company.

Voting and Revocation of Proxies

         When a proxy is properly executed and returned in time to be voted at the Annual Meeting, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions marked thereon. Signed proxies not marked to the contrary will be voted "FOR" the election of the Board of Directors' nominees. The Board of Directors knows of no matters other than those that are described in this Proxy Statement that may be brought before the Annual Meeting. However, signed proxies will be voted "FOR" or "AGAINST" any other matter that properly comes before the Annual Meeting or any adjournment thereof, in the discretion of the persons named as proxyholders. Any such proxy may be revoked at any time before its exercise by (i) executing and delivering a later dated proxy to the Secretary of the Company, (ii) giving written notice of revocation to the Secretary of the Company, or (iii) by voting in person at the Annual Meeting. Our mailing address is 125 James Way, County Line Industrial Park, Southampton, Pennsylvania 18966.

Voting Securities, Record Date and Quorum

         Shareholders of record at the close of business on July 29, 2005 (the "Record Date"), are entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, we had issued and outstanding X,XXX,XXX shares of common stock. Each issued and outstanding share of common stock is entitled to one vote with respect to each director nominee and one vote on all other matters coming before the Annual Meeting. Cumulative voting is not permitted.

         The presence, in person or by proxy, of shareholders entitled to cast a majority of the votes which all shareholders are entitled to cast shall constitute a quorum at the Annual Meeting. Shares voted as abstentions on any matter (or a "withhold vote for" as to a director) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting and as unvoted, although present and entitled to vote, for purposes of determining the approval of each matter as to which the shareholder has abstained. Consequently, abstentions and withheld votes have the same effect as a vote against a proposal. If a broker submits a proxy that indicates the broker does not have discretionary authority as to certain shares to vote on one or more matters, those shares will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting, but will not be considered as present and entitled to vote with respect to determining the approval of such matters.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
WHY AM I RECEIVING THIS PROXY STATEMENT AND PROXY CARD?

         You are receiving a proxy statement and proxy card because you own shares of our common stock. This proxy statement describes the matters on which we would like you, as a shareholder, to vote. It also gives you information on these matters so that you can make an informed decision.

WHAT AM I VOTING ON?

         You are voting for the election of five members of the Board of Directors, to approve the issuance of warrants to purchase 200,000 shares of the Company's common stock to H. F. Lenfest and to approve the Non-Employee Directors Stock Option Plan.

WHAT VOTE IS REQUIRED TO ELECT DIRECTORS?

         The Board of Directors are elected by a plurality of votes which means that the five directors receiving the highest number of votes will serve as members of the Board of Directors until their successors have been elected and qualified.

WHAT VOTE IS REQUIRED ON OTHER MATTERS?

         In order for a proposal to be approved, the affirmative vote of a majority of the votes cast by shareholders is required.

HOW DO I VOTE?

         After carefully reading and considering the information contained in this proxy statement, you may cast your vote in one of the following ways:

             o by completing the accompanying proxy card and returning it in the enclosed envelope; or
             o    by appearing and voting in person at the Annual Meeting.

         If your shares are held in "street name," which means that your shares are held in the name of a bank, broker or other financial institution instead of in your own name, you must either direct the financial institution as to how to vote your shares or obtain a proxy from the financial institution to vote at the Annual Meeting.

MAY I CHANGE MY VOTE?

         After mailing in your proxy, you may change your vote by following any of these procedures. If you are a shareholder "of record," meaning that the shares you own are registered in your name as of July 29, 2005, then to revoke your proxy, you must do one of the following before the vote is taken at the Annual Meeting:

             o send written notice revoking your proxy to the Company's Secretary at 125 James Way, County Line Industrial Park, Southampton, Pennsylvania 18966; or
             o    sign and return a proxy with a later date.

         If you are not a holder of record but you are a "beneficial holder," meaning that your shares are registered in another name (for example, in "street name"), you must follow the procedures required by the holder of record, which is usually a brokerage firm, bank or other financial institution, to revoke a proxy. You should contact the holder of record directly for more information on these procedures. In any event, you may not change your vote or revoke your proxy after the vote is taken at the Annual Meeting.

HOW DO I VOTE IN PERSON?

         If you plan to attend the Annual Meeting and wish to vote in person, we will give you a ballot when you arrive. If your shares are held in "street name," you must bring an account statement or letter from the brokerage firm or bank showing that you were the beneficial owner of the shares on July 29, 2005, the record date for determining which of our shareholders are entitled to notice of, and to vote at, the Annual Meeting, in order to vote at the Annual Meeting.

In addition, if you want to vote your shares that are held in street name, you must obtain a "legal proxy" from the holder of record and present it at the Annual Meeting.

WHO CAN ANSWER MY QUESTIONS ABOUT THE ANNUAL MEETING?

         If you have additional questions about the Annual Meeting, you should contact Duane D. Deaner, our Chief Financial Officer, at (215) 355-9100.

PRINCIPAL SHAREHOLDERS

         The following table sets forth as of July 29, 2005, the number of shares and percentage of our common stock owned beneficially by each director, each executive officer named in the Summary Compensation Table, and each person holding, to our knowledge, more than 5% of our outstanding common stock, and all directors and executive officers as a group.

                                                                AMOUNT AND
                                                                NATURE OF                  PERCENT
        NAME AND ADDRESS                                        BENEFICIAL                   OF
        OF BENEFICIAL OWNER                                    OWNERSHIP(1)             COMMON STOCK
        ----------------------------------------               ------------             ------------
        William F. Mitchell (2)                                 1,391,398                   15.4%
        c/o Environmental Tectonics Corporation
        County Line Industrial Park
        Southampton, PA 18966

        Pete L. Stephens, M.D. (3)                                693,500(4)                 7.7%
        31 Ribaut Drive
        Hilton Head Island, SC  29926

        Howard W. Kelley (3)                                        2,701                    *
        c/o Sally Corporation
        745 West Forsyth Street
        Jacksonville, FL 32204

        T. Todd Martin, III                                     1,459,430(5)                16.2%
        50 Midtown Park East
        Mobile, AL 36606

        H. F. Lenfest (3)                                       3,195,060(6)                29.5%
        c/o The Lenfest Group
        1332 Enterprise Drive
        West Chester, PA 19380

        Emerald Advisors, Inc.                                  1,012,348(7)                11.2%
        1703 Oregon Pike
        Suite 101
        Lancaster, PA 17601

        George K. Anderson, M.D. (3)                                1,000                    *
        8034 Kidwell Hill Court
        Vienna, VA 22182

        All directors and executive
        officers as a group (6 persons)                         5,296,540(8)                48.8%

--------------------------------------------------------------------------------
* less than 1%

(1) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, based on 9,020,976 shares of common stock outstanding as of June 29, 2005. Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares of our common stock beneficially owned by them.

(2) Chairman of the Board, President and Director of the Company. Includes 133,200 shares of common stock held by Mr. Mitchell's wife.

(3)  Director of the Company.

(4) Includes 292,330 shares of common stock held by or for the benefit of Dr. Stephens' wife and two of his children.

(5) Includes 1,076,720 shares of common stock owned by Advanced Technology Asset Management, LLC (formerly ETC Asset Management, LLC) ("ATAM"), a limited liability company of which T. Todd Martin, III, is manager. Also includes 317,510 shares of common stock owned by Mr. Martin, 26,900 shares owned by Allied Williams Co, Inc., a corporation of which Mr. Martin is an officer and director, 17,000 shares owned by Equity Management, LLC, a limited liability company of which Mr. Martin is manager, 14,300 shares owned by Mr. Martin jointly with his spouse, and 7,000 shares owned by trusts of which Mr. Martin is trustee.

(6) These shares include of 1,818,181 shares of common stock issuable upon conversion of a promissory note in the principal amount of $10,000,000.

(7) Emerald Advisors, Inc. has sole voting power with respect to 511,748 shares of common stock and sole dispositive power over 1,012,348 shares of common stock.

(8) Includes 12,881 shares of common stock which may be acquired by our Chief Financial Officer upon the exercise of options granted under our Incentive Stock Option Plan that are presently exercisable and 1,818,181 shares of common stock which may be acquired by H. F. Lenfest upon conversion of a promissory note in the principal amount of $10,000,000 that is presently convertible.

                      PROPOSAL ONE -- ELECTION OF DIRECTORS

GENERAL

         Our Bylaws provide that the Board of Directors shall consist of not less than five or more than thirteen directors. Within the foregoing limits, the Board of Directors may, from time to time, fix the number of directors. The Board of Directors has fixed the number of directors at five directors.

         Vacancies in the Board of Directors occurring by reason of death, resignation or otherwise of a director may be filled for the unexpired term by a majority vote of the remaining directors of the Board of Directors although less than a quorum. Newly created directorships resulting from an increase in the authorized number of directors by action of the Board of Directors may be filled by a majority vote of the directors serving at the time of such increase. Each director so elected to fill a vacancy or a newly created directorship shall hold office until such director's successor is elected by the shareholders at the next annual or special meeting of shareholders or until the earlier death, resignation, removal or disqualification of each such director.

         On July 15, 2005, Dr. Pete L. Stephens, a director for 30 years, announced his retirement from the Board of Directors.

         At the Annual Meeting, five directors shall be elected to serve for a one-year term and until their successors are elected and qualified.

         The Board of Directors has unanimously nominated George K. Anderson, M.D., MPH, Alan Mark Gemmill, Rear Admiral, USN, Ret., Howard W. Kelley, H. F. Lenfest, and William F. Mitchell for election as directors of the Company. Each of the nominees has consented to being named in this proxy statement and to serve if elected. If any of the nominees become unable to accept nomination or election, the persons named in the proxy may vote for a substitute nominee selected by the Board of Directors. The Company's management, however, has no present reason to believe that any of the nominees will be unable to serve as a director, if elected.

         The five nominees who receive the highest number of votes cast at the Annual Meeting will be elected as directors. Shares represented by properly executed proxies will be voted for the nominees named below unless otherwise specified in the proxy by the shareholder. Any shareholder who wishes to withhold authority from the proxyholders to vote for the election of directors or to withhold authority to vote for any individual nominee may do so by marking his or her proxy to that effect. Shareholders cannot cumulate their votes for the election of directors. No proxy may be voted for a greater number of persons than the number of nominees named.

NOMINEES FOR ELECTION AS DIRECTOR AND EXECUTIVE OFFICERS

         The following table sets forth certain information, as of July 29, 2005, with respect to our directors and executive officers:

                                                      Served as Director
Name                                       Age        or Officer Since(1)   Positions and Offices
-------------------------                  ---        -------------------   ---------------------
William F. Mitchell (2)                     63               1969           Chairman of the Board, President and
                                                                            Director

Alan Mark Gemmill (3)                       58               2005           Director

Howard W. Kelley (4)                        62               2002           Director

George K. Anderson, M.D. (5)                59               2003           Director

H. F. Lenfest (6)                           75               2003           Director

Duane D. Deaner (7)                         57               1996           Chief Financial Officer

(1)  Directors are elected for one-year terms.

(2) Mr. Mitchell has been our Chairman of the Board, President and Chief Executive Officer since 1969, except for the period from January 24, 1986 through January 24, 1987, when he was engaged principally in soliciting sales for our products in the overseas markets. Mr. Mitchell received a Bachelor of Science degree in Physics from Drexel University and has completed graduate work in mechanical and electrical engineering. He is a member of the ASME and Drexel University engineering advisory boards. Additionally, he is a member of the Society of Automotive/Aerospace Engineering, the International Society of Pharmaceutical Engineering, the Undersea and Hyperbaric Medical Society, the Aerospace Medical Association, the American Society of Mechanical Engineering and the Institute of Environmental Sciences.

(3) Mr. Gemmill is a retired U.S. Navy Rear Admiral. He graduated from the University of Arizona with a B.S. in Aerospace Engineering and was commissioned through Aviation Officer Candidate School. He began his career flying F-4 Phantoms before graduating first in his class from U.S. Naval Test Pilot School in Patuxent River, MD in 1974. After a brief stint as a test pilot and instructor, Mr. Gemmill then served numerous positions in Fighter Squadrons and on various ships including two deployments to the Arabian Gulf during Desert Shield and Desert Storm. From 1995 through 1999 he served as Deputy for Readiness and Deputy for Operations for the U.S. Pacific Command and as Assistant Deputy Chief of Staff for Aviation, U.S. Marine Corps. He was promoted to Rear Admiral on October 30, 1997. His last assignment before retirement from the Navy was as Head, Aircraft Carriers Program and Head, Naval Aviation Training. Rear Admiral Gemmill has almost 4000 flight hours and 1000 carrier landings. He has a Master of Science in Systems Management from the University of Southern California. His personal decorations include the Defense Superior Service Medal, Legion of Merit, Meritorous Service Medal, the Strike/Flight Air Medal and the Navy Commendation Medal. He is currently Director of Marketing and Sales for LSA Incorporated, a small business in Arlington, VA and Exton, PA.

(4) Mr. Kelley is President of Sally Industries, Jacksonville, Florida, which is one of the oldest and largest designers and fabricators of animation robotics and dark ride attractions used worldwide in theme parks, museums and entertainment attractions. He is also a director of American Access Technologies, Inc. (NASDAQ-AATK). He is also President of Aspergantis, LLC, an Internet and communications consulting business. He previously spent over 25 years in the broadcasting industry, including ten years in television management as a news director and later as Vice President and General Manager of Channel 12 WTLV (NBC) in Jacksonville, Florida. He is the former Chairman of the Board of Tempus Software, a medical software development firm located in Jacksonville, Florida. He has also previously served as broadcast strategic planner for a major U.S. communications company and as director of several U.S. technology firms with international business activities. In the academic arena, Mr. Kelley serves as an executive professor at the University of North Florida College of Business Administration, and is a college adjunct instructor on Internet technology and E-commerce on the internet. He is a graduate of the University of Florida and Harvard Business School PMD.

(5) Dr. Anderson is an experienced physician executive and preventive medicine leader. He began his professional career as an Air Force flight surgeon, serving overseas medical duty in Korea and Germany as well as aerospace medicine leadership positions in the United States. Following 30 years of military service, he transitioned to physician executive positions in the private sector. Following his retirement from the military, he served as Chief Executive Officer of the Koop Foundation from 1997 to 1998 and as President and Chief Executive Officer at Oceania, Inc., a medical software company, from 1999 to 2001. He is presently a principal and member of the board of directors of New World Healthcare Solutions, a medical consulting and executive search firm. Dr. Anderson's positions in the Air Force include serving as Deputy Assistant Director of Defense (Health Services Operations and Readiness), Commander of the Human Systems Center, Air Force Material Command, which included the Armstrong Laboratory, the School of Aerospace Medicine and the Human Systems Program Office. He retired from active duty in the grade of Major General.

(6) Mr. Lenfest practiced law with Davis Polk & Wardwell before joining Triangle Publications, Inc. in Philadelphia as Associate Counsel in 1965. In 1970, Mr. Lenfest was placed in charge of Triangle's Communications Division, serving as Editorial Director and Publisher of Seventeen Magazine and President of the CATV Operations. In 1974, Mr. Lenfest, with the support of two investors, formed Lenfest Communications, Inc., which purchased Suburban Cable TV Company and Lebanon Valley Cable TV Company from Triangle with a total of 7,600 subscribers. In January 2000, Mr. Lenfest sold his cable television operations, which by then served 1.2 million subscribers, to Comcast Corporation but still retains interests in companies principally involved in national satellite promotion of cable programming and software for marketing cable advertising and marketing promotions. Additionally, Mr. Lenfest is the owner of various other businesses in Pennsylvania and Maryland and is active in many philanthropic activities including as Chairman of the Board of the Philadelphia Museum of Art and the Lenfest Foundation. Mr. Lenfest is a graduate of Washington and Lee University and Columbia Law School.

(7) Mr. Deaner has served as our Chief Financial Officer since January 1996. Mr. Deaner served as Vice President of Finance for Pennfield Precision Incorporated from September 1988 to December 1995. Mr. Deaner received an MBA in Finance from Temple University and a B.A. in Mathematics from Millersville University in Pennsylvania.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR MESSRS. GEMMILL, KELLEY, LENFEST, MITCHELL AND DR. ANDERSON.

COMMITTEES OF THE BOARD OF DIRECTORS

         During the fiscal year ended February 25, 2005, the Board of Directors held three meetings. All members of the Board of Directors attended all of the meetings of the Board of Directors held while they were members of the Board of Directors except for Mr. Lenfest, who did not attend two meetings.

         During the fiscal year ended February 25, 2005, we had an Audit Committee consisting of Messrs. Kelley, Stephens and Anderson. Mr. Kelley serves as the Chairman and the "financial expert" (as defined by the American Stock Exchange) and has been designated as the Audit Committee Financial Expert as defined by the rules of the Securities and Exchange Commission. In addition, all members of the Audit Committee meet the financial literacy requirements of the American Stock Exchange and are independent under the rules of the American Stock Exchange. The Audit Committee held four meetings during the year ended February 25, 2005. Among other responsibilities, the Audit Committee meets (via face-to-face or via telephone) with the external auditors to review and make recommendations to management concerning (if appropriate) the quarterly and annual financial results and the reports on Forms 10-Q and 10-K. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent accountants in their preparation or issuance of an audit report or the performance of other audit and review services.

         Messrs. Kelley, Stephens and Anderson also served on our Compensation Committee during the year ended February 25, 2005, with Dr. Stephens serving as Chairman. The Compensation Committee is charged with reviewing the compensation and incentive plans of officers and key personnel. This Committee met for its annual review in March 2005.

         Messrs. Kelley, Stephens and Anderson also served on our Nominating and Governance Committee during the year ended February 25, 2005, with Dr. Anderson serving as Chairman. The Nominating and Governance Committee is charged with finding and recommending new members of the Board of Directors and with ensuring our compliance with all regulatory governance requirements. This Committee met for its annual review in March 2005.

         Messrs. Kelley, Stephens and Anderson also served on our Committee to Recommend Directors Compensation. During fiscal 2005, our directors who did not serve as officers were paid a fee of $2,000 (either in cash or equivalent value of common stock of the Company) per quarter for attending Board of Directors and committee meetings. At a meeting subsequent to fiscal year end, the Board of Directors approved a compensation plan for both new and existing non-employee members of the Board of Directors which includes grants of options to purchase common stock of the Company.

         At a meeting on May 25, 2005, the Board of Directors adopted an amended and restated set of Bylaws for the Company.

                          REPORT OF THE AUDIT COMMITTEE

         The Audit Committee of the Board of Directors is composed of three independent directors, as defined in Section 121(A) of the American Stock Exchange listing standards.

         The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee recommends to the Board of Directors the appointment of the Company's independent accountants.

         Management is responsible for the Company's internal controls and the financial reporting process. The Company's independent accountants are responsible for performing an independent audit of its consolidated financial statements in accordance with generally accepted auditing standards and to issue a report on the Company's financial statements. The Audit Committee's responsibility is to monitor and oversee these processes.

         In this context, the Audit Committee has reviewed the audited financial statements of the Company for the fiscal year ended February 25, 2005, and met and discussed them with management and the Company's independent accountants, Grant Thornton LLP. The Audit Committee also has discussed with the independent accountants the matters required to be discussed by the U.S. Statement of Auditing Standards No. 61.

         The Audit Committee has received from the independent accountants the written disclosures and letter required by the U.S. Independent Standards Board Standard No. 1, and the Audit Committee has discussed with the accountants their independence from the Company and management. The Audit Committee also considered whether non-audit services provided by the independent accountants during the last fiscal year were compatible with maintaining the independence of the independent accounts.

         Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements for the fiscal year ended February 25, 2005, be included in the Company's Annual Report on Form 10-K for that fiscal year.

                                                   THE AUDIT COMMITTEE

                                                   Howard W. Kelley, Chairman
                                                   George K. Anderson, M.D., MPH
                                                   Peter L. Stephens, M.D.

                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

         The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors. The Compensation Committee is composed entirely of non-employee Directors. The executive compensation program is structured to link executive compensation to the Company's performance and, Through programs which use the Company's stock as a compensation medium, to more closely align the interests of executive management with those of the Company's shareholders.

         The Compensation Committee evaluates and recommends, to the Board of Directors, compensation and awards for the Chief Executive Officer and other executive officers.

Compensation Philosophy

         One of the Company's principal goals in establishing its compensation policies is to maximize the possibilities for enhanced shareholder value by closely aligning compensation for its executive officers with the profitability of the Company. In that regard, it is considered essential to the success of the Company that compensation policies enable the Company to attract, retain and satisfactorily reward executive officers who are contributing to the long-term growth and success of the Company.

Components of Compensation

         At present, the executive compensation program is comprised of salary, annual cash bonus incentive opportunities and long-term incentive opportunities in the form of options to acquire Company stock. Base salary levels for the executive officers of the Company are set near the average base salary levels paid by other companies within the Company's peer group. Mr. William F. Mitchell, President and Chief Executive Officer, received a base salary of $225,000 in the 2005 fiscal year.

Short-Term Incentive Compensation

         Based on the performance for the fiscal year ended February 25, 2005, no incentive compensation awards were made to any officers or key employees. The review included an assessment of the Company's performance against financial and non-financial targets, set at the beginning of the 2005 fiscal year, relating to bookings, sales, net income, stock price and individually tailored goals. The targets reflected the Board of Directors' determination of the appropriate goals for the Company. Under the Executive Management/Key Employee Plan (the "Executive Management Plan") executive officers (other than CEO) are eligible to receive bonuses in an amount up to 25% of base salary if the predetermined goals are attained.

         Under the Chief Executive Officer Plan (the "CEO Plan"), Mr. Mitchell was eligible to receive a bonus for fiscal 2005 (i) in an amount up to 25% of base salary if the Company attained predetermined goals regarding sales and net income and (ii) in an amount from 25% to 100% of base salary if the Company's stock price performance met predetermined goals. Based on these criteria, Mr. Mitchell did not receive any bonus for fiscal 2005.

          Under the CEO Plan and the Executive Management Plan, 75% of any bonuses awarded for a particular fiscal year are paid in May of the following fiscal year, and the remaining 25% is paid in equal installments over the succeeding five years with interest at the average prime rate being charged over the period by the Company's principal bank. Deferred bonus amounts are not vested until paid and are subject to continued employment. No bonus awards were earned or paid for the year ended February 25, 2005, as the Company did not achieve the predetermined goals. However, deferred bonus awards from prior years were paid to officers and key employees.

Long-Term Incentive Compensation

         The Company's 1998 Incentive Stock Option Plan is a long-term plan designed not only to provide incentives to management, but also to align a significant portion of the executive compensation program with shareholder interests. The 1998 Incentive Stock Option Plan permits the Company to grant certain officers and employees a right to purchase shares of stock at the fair market value per share at the date the option is granted. Options totaling

33,586 were granted in fiscal 2005. In granting stock options to officers and employees, the Compensation Committee takes into account the Company's financial performance, long-term strategic goal of increasing shareholder value, the executive's level of responsibility and his continuing contributions to the Company. The amount of the award to any employee is based on the employee's base salary and the total award for any employee is limited to one percent (1%) of total outstanding shares on award date. Mr. Mitchell did not receive any options during the past three fiscal years.

                                            THE COMPENSATION COMMITTEE

                                            Pete L. Stephens, M.D., Chairman

                                                George K. Anderson, M.D., MPH
                                                Howard W. Kelley


                           SUMMARY COMPENSATION TABLE

         The following table sets forth the compensation we paid to our Chief Executive Officer for services rendered during fiscal years 2004, 2003 and 2002. There are no other executive officers whose total annual salary and bonus exceeds $100,000. The footnotes to the table provide additional information concerning our compensation and benefit programs.

                                                 ANNUAL COMPENSATION
--------------------------------------------------------------------------------------------------------------------------
NAME AND PRINCIPAL                                                                    OTHER ANNUAL         ALL OTHER
POSITION                  FISCAL YEAR         SALARY ($)        BONUS ($)(1)        COMPENSATION (2)   COMPENSATION ($)(3)
--------------------      -----------         ----------        ------------        ----------------   -------------------
William F. Mitchell,         2005               225,000              --                   --                4,958
President and Chief          2004               225,000           9,172                   --                4,707
Executive Officer            2003               225,000              --                   --                4,493

(1) These amounts represent a portion of a deferred bonus from fiscal 1999 due 75% in 1999 and 5% in each of the five following fiscal years. No bonus awards for fiscal 2003, 2004 or 2005 were paid. No deferred bonus amounts from fiscal 1999 were paid in fiscal 2003.

(2) Our Chief Executive Officer receives certain perquisites. For fiscal years 2003, 2004 and 2005, the perquisites received by Mr. Mitchell did not exceed the lesser of $50,000 or 10% of his salary and bonus.

(3) These amounts represent our contribution to ETC's Retirement Savings Plan on behalf of Mr. Mitchell.


                            COMPENSATION OF DIRECTORS

         In fiscal 2005, directors of the Company who were not officers of the Company were paid $2,000 per quarter (either in cash or in equivalent value of common stock of the Company) for attending Board of Directors and Committee meetings. Additionally, new and existing non-employee members can be awarded options to purchase common stock of the Company.

               PROPOSAL TWO - - APPROVAL OF THE 2005 NON-EMPLOYEE
                          DIRECTORS' STOCK OPTION PLAN

         The Company is presenting for shareholder approval the Environmental Tectonics Corporation 2005 Non-Employee Directors Stock Option Plan (the "Directors Stock Option Plan") pursuant to which 600,000 shares of common stock are available for issuance. The Board of Directors believes that the Directors Stock Option Plan will play a key role in recruitment and retention of directors who are in the position to make contributions to the Company's continued progress. The Directors Stock Option Plan provides for the granting of equity-based awards to the Company's non-employee directors. The ability to increase their proprietary interest in the growth and success of the Company is a significant incentive for non-employee directors. The Board of Directors has determined that appropriate incentives, such as those available pursuant to the Directors Stock Option Plan, benefit the Company and, therefore, increase the value of the Company for the benefit of all of its shareholders.

         The following is a brief description of the Directors Stock Option Plan. The full text of this Plan is attached as Annex A to this Proxy Statement, and the following description is qualified in its entirety by reference to Annex A.

         It is the judgment of the Board of Directors that approval of the Directors Stock Option Plan is in the best interests of the Company and our shareholders.

Purpose
-------

         The purpose of the Directors Stock Option Plan is to provide for the grant to non-employee directors of non-statutory stock options.

Administration and Duration
---------------------------

         The Directors Stock Option Plan will be administered by the Board of Directors or a Committee appointed by the Board of Directors to administer the Directors Stock Option Plan. Each member of the Committee must be a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. The Committee must be comprised of at least two members of the Board of Directors. The Committee will have the authority to interpret the Directors Stock Option Plan and any awards and award documents defining the rights and obligations of the Company and participants, to establish and revise rules and regulations relating to the Directors Stock Option Plan, and to make any other determinations that it believes necessary or advisable for the administration of the Directors Stock Option Plan. From time to time, the Committee or the Board of Directors will determine who will be granted awards, and the number of shares subject to such grants. The Board of Directors may, at any time, amend, suspend, or terminate the Directors Stock Option Plan, provided that no action may affect any option previously granted under the Directors Stock Option Plan and provided further that no action may increase the maximum number of shares which may be granted under the Directors Stock Option Plan.

Limit On Awards Under the Directors Stock Option Plan
------------------------------------------------------

         The maximum number of shares as to which stock options and stock awards may be granted under the Directors Stock Option Plan is 600,000 shares. The shares to be delivered under the Directors Stock Option Plan will be made available from authorized but unissued shares of the Company's common stock, from previously issued shares reacquired by the Company, or shares purchased by the Company in the open market. Shares initially issued under the Directors Stock Option Plan that become subject to lapsed or cancelled awards or options will be available for subsequent awards.

Stock Options
-------------

         Options granted under the Directors Stock Option Plan will be non-qualified stock options. The price of any stock option granted may not be less than the fair market value of the stock on the date the option is granted. The option price is payable in cash or, if the Committee provides, in common stock.

         Options granted under the Directors Stock Option Plan shall expire ten years after the date of grant, if not earlier exercised or terminated. Vested options granted under the Directors Stock Option Plan must generally be exercised within three years following termination of an optionee's status as director, for any reason, but no later than the expiration of the option.

         The Directors Stock Option Plan allows the Committee to make unvested stock options immediately exercisable upon a change of control or in its discretion.

         The Committee determines the terms of each stock option grant at the time of the grant, which terms shall not be inconsistent with the terms of the Directors Stock Option Plan.

Transferability
---------------

         Unless otherwise determined by the Committee, awards granted under the Directors Stock Option Plan may not be transferred except (a) by will or the laws of descent and distribution, or (b) upon dissolution of marriage pursuant to a qualified domestic relations order and generally, during his or her lifetime, any options or awards may be exercised only by the optionee.

Certain Adjustments
-------------------

         In the event of any change in the number or kind of outstanding shares of common stock of the Company by reason of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, spin-off or other distribution with respect to such shares or any other change in the corporate structure or shares of stock of the Company, or if the value of the outstanding shares of common stock of the Company is reduced by reason of an extraordinary cash dividend, an appropriate adjustment will be made consistent with applicable provisions of the Internal Revenue Code of 1986 and applicable United States Treasury Department rulings and regulations:

         o in the number and kind of shares for which any options or awards may thereafter be granted, both in the aggregate and as to each optionee;

         o in the number and kind of shares subject to outstanding options and awards; and

         o  in the option price.

U.S. Tax Treatment of Options
-----------------------------

         A non-qualified stock option results in no taxable income to the optionee or deduction to us at the time it is granted. An optionee exercising such an option will, at that time, realize taxable compensation in the amount of the difference between the option price and the then market value of the shares. Subject to the applicable provisions of the Code, a deduction for federal income tax purposes will be allowable to us in the year of exercise in an amount equal to the taxable compensation realized by the optionee.

         The optionee's basis in such shares is equal to the sum of the option price plus the amount includible in his or her income as compensation upon exercise. Any gain (or loss) upon subsequent disposition of the shares will be a long-term or short-term gain (or loss), depending upon the holding period of the shares.

         If a non-qualified option is exercised by tendering previously owned shares of the Company's common stock in payment of the option price, then, instead of the treatment described above, the following will apply: (i) a number of new shares equal to the number of previously owned shares tendered will be considered to have been received in a tax-free exchange; and (ii) the optionee's basis and holding period for such number of new shares will be equal to the basis and holding period of the previously owned shares exchanged. The optionee will have compensation income equal to the fair market value on the date of exercise of the number of new shares received in excess of such number of exchanged shares; the optionee's basis in such excess shares will be equal to the amount of such compensation income, and the holding period in such shares will begin on the date of exercise.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE ENVIRONMENTAL TECTONICS CORPORATION 2005 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN. TO APPROVE THIS PROPOSAL, THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST AT THE ANNUAL MEETING IS REQUIRED.

      PROPOSAL THREE - - APPROVAL OF ISSUANCE OF WARRANTS TO H. F. LENFEST

Background
----------

         In February 2003, the Company completed a refinancing transaction with a commercial lender, PNC Bank, N.A., and H. F. Lenfest, an individual, pursuant to which the Company received new financing in the aggregate amount of $29.8 million. $10.0 million of the new financing was in the form of senior subordinated convertible debt provided to the Company by Mr. Lenfest (referred to as the Lenfest Financing).

         The terms of the Lenfest Financing are set forth in a Convertible Note and Warrant Purchase Agreement between the Company and Lenfest which was filed as an exhibit to the Company's Current Report on Form 8-K with the Securities and Exchange Commission on February 25, 2003. The senior subordinated convertible note issued to Mr. Lenfest accrues interest at the rate of 10% per annum and matures on February 18, 2009. The convertible note entitles Mr. Lenfest to convert all or part of the outstanding principal thereunder into shares of the Company's common stock at a conversion price equal to $6.05 per share. The convertible note permits the Company to defer its quarterly interest payments to Mr. Lenfest. If the Company chooses to defer an interest payment, the amount of interest deferred is added to the outstanding principal balance of the convertible note and accrues interest at the rate of 10% per annum. At his option, Mr. Lenfest may convert any deferred interest into shares of the Company's common stock.

         In connection with the Lenfest Financing, the Company issued to Mr. Lenfest warrants to purchase 803,048 shares of the common stock, representing 10% of the shares of common stock outstanding on a fully diluted, as converted basis. The warrants were exercisable for six years at an exercise price per share equal to the lesser of $4.00 or two-thirds of the average daily high and low closing price of the common stock during the 25 day trading period immediately preceding the date of exercise. In addition, if Mr. Lenfest converts his promissory note, the Company is required to issue additional warrants to Mr. Lenfest entitling Mr. Lenfest to purchase a number of shares of the Company's common stock equal to 10% of the shares of the Company's common stock issued upon conversion of the promissory note. Also, if the Company grants any of the 568,368 unissued stock options under its employee stock option plan, then the Company is required to issue additional warrants to Mr. Lenfest entitling him to purchase a number of shares of the Company's common stock equal to 10% of the shares of the Company's common stock issuable upon exercise of such granted stock options. With respect to pricing, the exercise price of Mr. Lenfest's warrants is automatically reduced to the lowest per share price paid for a share of common stock if any subsequent issuance of securities by the Company is at a price per share that is less than the exercise price of Mr. Lenfest's warrants. In addition, upon each adjustment of the exercise price, the number of shares of common stock issuable under Mr. Lenfest's warrants is adjusted accordingly.

         The obligations of the Company to Mr. Lenfest are secured by (i) the grant of a security interest, subordinated solely to the security interest granted by the Company to its commercial lender, and any other security interest that by its terms ranks senior to the security interest granted to Mr. Lenfest, in all personal property of the Company and Entertainment Technology Corporation and ETC Delaware Inc., each of which is a subsidiary of the Company; and (ii) the Company's grant of a second mortgage on all of the Company's real property in favor of Mr. Lenfest. Entertainment Technology Corporation and ETC Delaware each also guaranteed the Company's obligations to Mr. Lenfest.

         In addition, pursuant to the terms of the Lenfest Financing, the Company's Board of Directors approved the appointment of Mr. Lenfest to the Company's Board of Directors.

         Shares of the Company's common stock are traded on the American Stock Exchange. Section 713 of the AMEX Listing Standards, Policies and Requirements requires shareholder approval of the issuance of securities convertible into common stock if such underlying common stock would be, upon issuance, equal to or in excess of 20% of the currently outstanding common stock before such issuance and would be issued at a price less than the greater of book or market value of the common stock. The number of shares of the Company's common stock issuable upon conversion of the convertible note and exercise of the warrants, together with shares of the Company's common stock issuable upon exercise of other warrants issued in connection with the Company's February 2003 refinancing, would exceed 20% of the Company's outstanding stock at the time of issuance. Accordingly, the Company sought approval for and, in April 2003, the shareholders of the Company approved, the Lenfest Financing. Following the

Company's receipt of shareholder approval with respect to the Lenfest Financing, the Company applied for, and AMEX approved, the listing of all shares of the Company's common stock issuable in connection with the Lenfest Financing.

         From April 2003 through February 2005, the Company entered into a numerous amendments of its credit facility with its commercial lender, the most recent of which is described in the Company's Quarterly Report on Form 10-Q for the quarterly period ended May 27, 2005, which was filed with the Securities and Exchange Commission on July 11, 2005.

Issuance of Additional Warrants to Mr. Lenfest
----------------------------------------------

         On August 24, 2004, the Company entered into an amendment to its credit agreement pursuant to which the Company's commercial lender waived certain events of default under the credit agreement and, in connection therewith, the Company's lender reduced the amount of financing available to the Company to $5,000,000, subject to the terms and conditions of the credit agreement, as amended. In connection with this amendment, Mr. Lenfest executed a limited guaranty agreement guaranteeing certain obligations of the Company to the Company's lender and the Company issued a stock purchase warrant to Mr. Lenfest pursuant to which Mr. Lenfest was entitled to purchase up to 200,000 shares of the Company's common stock at an exercise price equal to the lesser of $4.00 per share or 2/3 of the average daily high and low closing price of the Company's common stock during the 25 day trading period immediately preceding the date of exercise. This pricing was identical to the initial warrants Mr. Lenfest received as part of the Lenfest Financing.

         On February 14, 2005, Mr. Lenfest exercised warrants to purchase an aggregate of 1,003,048 shares of the Company's common stock at an exercise price per share of $3.88, resulting in the Company's receipt of $3,891,826. The warrants exercised by Mr. Lenfest represented all of the warrants to purchase shares of the Company's common stock held by Mr. Lenfest and included the warrants to purchase 803,048 shares of the Company's common stock in connection with the Lenfest Financing and the warrants to purchase 200,000 shares of the Company's common stock issued to Mr. Lenfest in August 2004 in connection with his agreement to guarantee certain obligations of the Company to its commercial lender. All of the warrants provided for an exercise price equal to the lesser of $4.00 per share or two-thirds of the average of the high and low trading price for the Company's common stock for the 25-day trading period immediately preceding the date of exercise, which was equal to $3.88 per share.

         Concurrent with the exercise of the warrants, Lenfest also purchased an additional 373,831 shares of the Company's common stock for an aggregate purchase price of $1,999,995.85, or $5.35 per share, the closing price on February 11, 2005, the trading day immediately prior to the purchase of the shares.

         In connection with Mr. Lenfest's purchase of shares and the exercise of his warrants, the Company received an aggregate of $5.9 million, all of which has been or is being used for general working capital purposes.

         As Lenfest is a related party as defined by Regulation S-K, the Company's Audit Committee approved the terms and conditions of the issuance to Mr. Lenfest of warrants to purchase 200,000 shares of the Company's common stock in August 2004 and Mr. Lenfest's purchase of shares of the Company's common stock in February 2005.

         Following the issuance of shares of Company's common stock pursuant to the exercise of the warrants and the purchase of shares of the Company's common stock, Mr. Lenfest beneficially owns an aggregate of 3,195,060 shares, or 29.5% of the Company's common stock.

American Stock Exchange Requirements
------------------------------------

         Section 711 of the American Stock Exchange Rules requires shareholder approval for all equity compensation arrangements pursuant to which a director or executive officer may purchase shares of the Company's common stock. As Mr. Lenfest is a member of the Company's Board of Directors, Section 711 of the AMEX rules requires the Company to obtain the approval of its shareholders for the issuance to Mr. Lenfest in August 2004 of warrants to purchase 200,000 shares of the Company's common stock in connection with Mr. Lenfest's guarantee of certain obligations of the Company under the credit agreement with the Company's commercial lender and the subsequent issuance by the Company of 200,000 shares of the Company's common stock upon Mr. Lenfest's exercise of the warrants. Mr.

Lenfest exercised the warrants in February 2005 to provide the Company with needed working capital. In March 2005, at the Company's request, Mr. Lenfest agreed in writing to "refrain from selling the shares of the Company's common stock that were issued upon exercised of those warrants until shareholder approval is obtained." While the Company's Board of Directors has not yet determined what alternative compensation it would provide to Mr. Lenfest in the event that shareholder approval is not obtained, it is likely that the Company would be required to re-purchase the 200,000 shares of the Company's common stock issued upon exercise of the warrants and, in addition, find an alternative means of providing Mr. Lenfest with compensation for his guarantee of the Company's obligations to its commercial lender. This would likely include the payment of cash which would adversely affect the Company's financial condition and prospects.

Recommendation of the Board of Directors; Vote Required
-------------------------------------------------------

         Based primarily on its consideration of the factors referred to below, the Board of Directors of the Company believes that this proposal is in the best interests of the Company and its shareholders.

         In approving the issuance of warrants to purchase 200,000 shares of the Company's common stock to Mr. Lenfest and recommending to the Company's shareholders that they approve the issuance of the warrants to Mr. Lenfest and subsequent issuance of shares of the Company's common stock to Mr. Lenfest upon exercise of the warrants, the Board of Directors has considered the following factors: (i) in August 2004, the Company was in default of its obligations under the credit agreement between the Company and the lender; (ii) during negotiations with the Company's lender, the lender agreed to waive certain events of default under the credit agreement; the waiver was conditioned on the lender reducing the amount of financing available to the Company to $5,000,000 and Mr. Lenfest executing a guaranty agreement pursuant to which he agreed to guarantee certain obligations of the Company to its lender; (iii) in consideration of Mr. Lenfest's guarantee, the Company's Board of Directors, acting through its Audit Committee composed of independent directors, approved the issuance to Mr. Lenfest of warrants to purchase 200,000 shares of the Company's common stock. The Audit Committee used the same form of warrant and same pricing mechanism for the warrant as the Company had used in the original Lenfest Financing, given the parties' familiarity with the form of warrant and pricing from that transaction; and (iv) the Audit Committee considered the amount of warrants issued to Mr. Lenfest and the pricing of the warrants to be fair and reasonable consideration for the receipt of Mr. Lenfest's guarantee.

         The Board of Directors, acting through the Company's Audit Committee, after reviewing the financial position determined that the Lenfest warrants were in the best interests of the company and its shareholders.


         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THIS PROPOSAL. TO APPROVE THIS PROPOSAL, THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST AT THE ANNUAL MEETING IS REQUIRED.

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On February 19, 2003, we completed a refinancing of our indebtedness with the PNC Bank, National Association and H.F. Lenfest in the aggregate amount of $29,800,000. Pursuant to the terms of a Convertible Note and Warrant Purchase Agreement, dated February 18, 2003, between us and Mr. Lenfest, we issued to Mr. Lenfest (i) a 10% senior subordinated convertible promissory note in the original principal amount of $10,000,000 and (ii) warrants to purchase 803,048 shares of our common stock. As a condition to closing the financing, we appointed Mr. Lenfest to our Board of Directors. On October 25, 2004, Mr. Lenfest executed a limited Guaranty Agreement which guaranteed the Company's $5 million Letter of Credit facility with PNC, and in connection therewith, we issued a Stock Purchase Warrant to Mr. Lenfest pursuant to which Mr. Lenfest was entitled to purchase up to 200,000 shares of our common stock at an exercise price equal to the lesser of $4.00 per share or 2/3 of the average daily high and low closing price of our common stock during the 25 day trading period immediately preceding the date of exercise. On February 14, 2005 Mr. Lenfest exercised all of his outstanding warrants and received 1,003,048 shares of unregistered common stock. Additionally, also on February 14, 2005, Mr. Lenfest purchased 373,831 shares of unregistered common stock for approximately $2 million. For a more detailed description of the financing provided by Mr. Lenfest and PNC, see the Liquidity and Capital Resources section of the Annual Report to Stockholders attached as Exhibit 13 to the Company's Annual Report on Form 10-K for the year ended February 25, 2005 and provided to you with this proxy statement.

         Prior to the consummation of the refinancing, ATAM, a shareholder and a holder of warrants to purchase 332,820 shares of our common stock, consented to the financing transactions with PNC and Mr. Lenfest including the below market issuance of warrants to Mr. Lenfest. As a result of its consent, ATAM waived, solely in connection with such issuance, the anti-dilution rights contained in its warrant. In exchange for ATAM's consent and waiver, we issued to ATAM warrants to purchase an additional 105,000 shares of common stock. Except for the number of shares issuable upon exercise of the warrants, the new ATAM warrants had substantially the same terms as the warrants issued to Mr. Lenfest. As of the date that these warrants were issued to ATAM, it was the beneficial owner of greater than 5% of our common stock as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. In fiscal year 2005 ATAM exercised all its warrants and received a total of 437,820 shares of our common stock.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Mr. Kelley and Dr. Anderson serve on the Compensation Committee. Until his retirement from the Board of Directors in July 2005, Dr. Stephens also served on the Compensation Committee. None of these individuals has at any time been an officer or employee of the Company. Prior to formation of the Compensation Committee, all decisions regarding executive compensation were made by the full Board of Directors. No interlocking relationship exists between the Board of Directors or Compensation Committee and the Board of Directors or Compensation Committee of any other company, nor has any interlocking relationship existed in the past.

         PERFORMANCE GRAPH

         The following graph compares the percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return on the American Stock Exchange ("AMEX") Index and Peer Group Index for the periods indicated. The graph assumes an initial investment of $100.00 with dividends, if any, reinvested over the periods indicated.

                     ASSUMES $100 INVESTED FEBRUARY 25, 2000
                          ASSUMES DIVIDENDS REINVESTED
                      FISCAL YEAR ENDING FEBRUARY 25, 2005


                          TOTAL RETURN TO SHAREHOLDERS
                      (INCLUDES REINVESTMENT OF DIVIDENDS)

                                                              ANNUAL RETURN PERCENTAGE
                                                                     YEARS ENDING

  COMPANY NAME / INDEX                                  FEB01        FEB02       FEB03       FEB04       FEB05
  -------------------------------------------------------------------------------------------------------------
  ENVIRONMENTAL TECTONICS CORP                         -40.70       -23.67       -6.98       47.33      -35.52
  AMERICAN STOCK EXCHANGE INDEX                         -5.03        -4.44       -3.00       51.02       20.89
  PEER GROUP                                           -17.40        21.74      -16.29       58.36       34.71


                COMPARISON OF CUMULATIVE FIVE YEAR TOTAL RETURN

$200| ----------------------------------------------------------------
    |
    |                                                            ^
    |                                                           |_|
$150| ----------------------------------------------------------------
    |
    |                                                |_|
    |                                                 ^
$100| ----------------------------------------------------------------
    |         |_|           ^           |_|
    |          ^           |_|           ^
    |          *                                     *
$50 | ----------------------------------------------------------------
    |                       *           *                       *
    |
    |
$0  | ---------|------------|-----------|------------|-----------|----
  Feb00      Feb01        Feb02      Feb03        Feb04       Feb05

* ENVIRONMENTAL TECTONICS CORP  |_| AMERICAN STOCK EXCHANGE INDEX

^ PEER GROUP

                                                                             INDEXED RETURNS
                                              BASE                            YEARS ENDING
                                             PERIOD
  COMPANY NAME / INDEX                        FEB00               FEB01        FEB02       FEB03       FEB04       FEB05
  -----------------------------------------------------------------------------------------------------------------------
  ENVIRONMENTAL TECTONICS CORP                 100                59.30        45.26       42.11       62.04       40.00
  AMERICAN STOCK EXCHANGE INDEX                100                94.97        90.76       88.03      132.95      160.72
  PEER GROUP                                   100                82.60       100.55       84.17      133.30      179.56

  PEER GROUP COMPANIES
  ------------------------------------------------------------------------------
  BVR SYSTEMS LTD
  DATAKEY INC (INCLUDED THROUGH 2004.  ACQ'D BY SAFENET 1/2005)
  ECC INTERNATIONAL CP (INCLUDED THROUGH 2003.  ACQ'D BY 11/2003)
  EVANS & SUTHERLAND CMP CORP
  FIREARMS TRAINING SYS  -CL A
  ISOMET CORP
  QUAD SYSTEMS CORP (CHAPTER 11 12/2000)
  RELM WIRELESS CORP
  ROFIN SINAR TECHNOLOGIES INC
  STANDARD MOTOR PRODS
  UNITED INDUSTRIAL CORP

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the American Stock Exchange. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish us with copies of all
Section 16(a) reports they file. The rules of the SEC regarding the filing of
Section 16(a) reports require that "late filings" of Section 16(a) reports be disclosed in our proxy statement.

         Based solely on our review of the copies of such forms which we received, or written representations from reporting persons that no Section 16(a) reports were required for those persons, we believe that, during the fiscal year ended February 25, 2005, our officers, directors and greater than ten percent beneficial owners complied with all applicable filing requirements.

       INFORMATION REGARDING THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS

         Under the Company's Bylaws and the charter of the Audit Committee of the Board of Directors, authority to select the Company's auditors rests with the Audit Committee of the Board of Directors. Such selection is made through formal act of the Audit Committee. It has not been and is not the Company's policy to submit selection of its auditors to the vote of the shareholders because there is no legal requirement to do so. Grant Thornton LLP, an independent registered public accounting firm, was the Company's auditor for the fiscal year ended February 25, 2005. Auditors have not been selected for the current fiscal year. A representative of Grant Thornton LLP is expected to be present at the Annual Meeting and will be given an opportunity to make a statement to the shareholders, if he or she desires to do so. Grant Thornton LLP's representative will also be available to answer appropriate questions from shareholders.

         Set forth below is information relating to the aggregate Grant Thornton LLP fees for professional services provided to the Company for the fiscal year ended February 25, 2005:

         Audit Fees

         The following table presents fees for professional audit services rendered by Grant Thornton LLP for the audit of the Company's annual financial statements for the fiscal years ended February 25, 2005 and February 27, 2004, respectively, and fees billed for other services rendered by Grant Thornton LLP.

                                            FY 2005                FY 2004
         Audit Fees                         $96,500                $89,530
         Audit related fees (1)             $29,000                $15,143
                                          ---------              ---------
         Audit and audit related fees      $125,500               $104,673
         Tax fees (2)                      $ 52,757                $37,646
                                          ---------              ---------
         Total fees                        $178,257               $142,319

         (1) Audit related fees consist primarily of interim reviews of the Company's quarterly financial statements, employee benefit plan audits, and assistance with foreign statutory financial statements.

         (2) Tax fees consist of tax compliance services and other consultations on miscellaneous tax matters.

         All audit related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by Grant Thornton LLP was compatible with the maintenance of that firm's independence in the conduct of its auditing functions. The Audit Committee's policy provides for pre-approval of audit, audit-related and tax services specifically prescribed by the Audit Committee on an annual basis and, in addition, individual engagements anticipated to exceed pre-established thresholds must be separately approved. The policy authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services. Any decision must be reported to the full Audit Committee at its next scheduled meeting.

                       SHAREHOLDER PROPOSALS FOR THE NEXT
                                 ANNUAL MEETING

         The Company's 2006 Annual Meeting of Shareholders will be held on or about September 8, 2006.

         Proposals which shareholders desire to have included in the Proxy Statement for the 2006 Annual Meeting of Shareholders must conform to the applicable rules of the Securities and Exchange Commission concerning the submission and content of proposals and must be received in writing at the Company's executive offices, 125 James Way, County Line Industrial Park, Southampton, Pennsylvania 18966 on or before April 21, 2006.

         Shareholders may propose matters for consideration at the 2006 Annual Meeting of Shareholders by notice, in writing, delivered to or mailed and received by the Secretary of the Company no later than July 7, 2006. If proposals are submitted after July 7, 2006, management proxy holders could have discretionary authority to vote on those matters at the 2006 Annual Meeting of Shareholders.

         Any such proposal must also comply with the other provisions contained in our bylaws relating to stockholder proposals.

                 Notice of a proposed item of business must include:

                  o a brief description of the business desired to be brought before the annual meeting and the reasons for conducting this business at the annual meeting;

                  o any material interests of the stockholder in this business;

                  o the stockholder's name and address as it appears in Environmental Tectonics records; and

                  o the number of shares of common stock beneficially owned by the stockholder.

         Any director nomination by a stockholder must include the following information about the nominee:

                  o   name;

                  o   age;

                  o   business and residence address;

                  o   principal occupation or employment;

                  o the number of common shares beneficially owned by the nominee;

                  o the information that would be required under SEC rules in a proxy statement soliciting proxies for the election of directors; and

                  o a signed consent of the nominee to serve as a director of Environmental Tectonics Corporation, if elected.

                                  OTHER MATTERS

         The Company knows of no other business which will be presented for consideration at the meeting. However, if other matters come before the annual meeting, it is the intention of the proxyholders to vote upon such matters as they, in their discretion, may determine.

         The Company's Annual Report to the Shareholders for the year ended February 25, 2005 is enclosed. Each person solicited hereunder can obtain a copy of the Company's Annual Report on Form 10-KA for the year ended February 25, 2005, as filed with the Securities and Exchange Commission on May 26, 2005, without charge by sending a written request to Environmental Tectonics Corporation, 125 James Way, County Line Industrial Park, Southampton, Pennsylvania 18966, Attention: Ann M. Allen, Secretary. In addition, the Company's Annual Report on Form 10-KA is accessible on the Internet at the Company's website located at www.etcusa.com and at the Securities and Exchange Commission's website located at www.sec.gov.

                                         By Order of the Board of Directors


                                         ANN M. ALLEN, Secretary
                                         July __, 2005

                     ENVIRONMENTAL TECTONICS CORPORATION

                 ANNUAL MEETING TO BE HELD ON SEPTEMBER 13, 2005
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned, revoking all prior proxies, hereby appoints George K. Anderson and Howard W. Kelley, or either of them, with full power of substitution, as the undersigned's proxies to vote at the Annual Meeting of Shareholders called for September 13, 2005 and at any adjournment thereof:

         Please mark your [X] votes as in this example.

                                                                              To withhold authority to vote for any
        FOR all nominees listed at right          WITHHOLD the vote for       individual nominee, strike a line through
        (except as marked to the contrary)        all nominees                the nominee's name listed below:

        1.  Election of Directors:  [  ]          [  ]                        George K. Anderson, M.D., MPH
                                                                              Howard W. Kelley
                                                                              H.F. Lenfest
                                                                              William F. Mitchell
                                                                              Alan Mark Gemmill

         2. Approve 2005 Non-Employee Directors Stock Option Plan

                  [ ] FOR         [ ] AGAINST          [ ] ABSTAIN

         3. Issuance of Warrants to purchase common stock to H. F. Lenfest

                  [ ] FOR         [ ] AGAINST          [ ] ABSTAIN

         4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

         This proxy, when properly executed, will be voted in the manner directed and designated herein by the undersigned shareholder. In the absence of designation, this Proxy will be voted "FOR" the election of all of the Board of Director's nominees as directors.

         I plan to attend the Annual Meeting on September 13, 2005 [ ]

         In Witness Whereof, the Undersigned has set his hand and seal.



_______________________________(SEAL)
Shareholder's Signature


_______________________________(SEAL)
Shareholder's Signature


Dated:______________________________, 2005


NOTE: Please sign exactly as name appears herein. When signing as attorney, executor, administrator, trustee, guardian, etc. please give full title as such.

                                                                        ANNEX A

                       ENVIRONMENTAL TECTONICS CORPORATION
                   2005 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN

                                   ARTICLE I
                                   ---------
                               GENERAL PROVISIONS

         1.1. Purposes of the Plan. Environmental Tectonics Corporation (the "Company") has adopted this 2005 Nonemployee Director Stock Option Plan (the "Plan") to enable the Company to attract and retain the services of experienced and knowledgeable Nonemployee Directors and to align further their interests with those of the shareholders of the Company by providing for or increasing the proprietary interests of the Nonemployee Directors in the Company.

         1.2. Definitions. The following terms, when used in this Plan, shall have the meanings set forth in this Section 1.2:

              (a) "Award" means an award of any Stock Option under the Plan.

              (b) "Award Document" means the agreement or confirming memorandum setting forth the terms and conditions of an Award.

              (c) "Board" or "Board of Directors" means the Board of Directors of the Company.

              (d) "Committee" means any committee appointed by the Board to administer this Plan pursuant to Section 1.4.

              (e) "Common Stock" means the common stock of the Company, par value $.05 per share.

              (f) "Company" means Environmental Tectonics Corporation, a Pennsylvania corporation, or any successor thereto.

              (g) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

              (h) "Fair Market Value" means the closing sale price of a share of Common Stock on the American Stock Exchange on the date a Stock Option is granted, or if not granted on a trading day, on the immediately preceding trading day.

              (i) "Nonemployee Director" means any member of the Board of Directors who is not an employee of the Company or of any parent or subsidiary corporation (as defined in Section 424 of the Internal Revenue Code of 1986, as amended) with respect to the Company.

              (j) "Participant" means any Nonemployee Director who receives an Award pursuant to the terms of the Plan.

              (k) "Plan" means the Environmental Tectonics Corporation 2005 Nonemployee Director Stock Option Plan as set forth herein, as amended from time to time.

              (l) "Stock Option" means a right to purchase Common Stock which is the subject of an Award under this Plan and the provisions of Article III hereof.

         1.3. Common Shares Subject to Plan.

              (a) Subject to the provisions of Sections 1.3(c) and 4.1, the maximum number of shares of Common Stock which may be issued pursuant to Awards under this Plan shall not exceed 600,000 shares.

              (b) The shares of Common Stock to be delivered under the Plan shall be made available, at the discretion of the Board of Directors, either from authorized but unissued shares of Common Stock, or from previously issued shares of Common Stock reacquired by the Company, including shares purchased in the open market.

              (c) Shares of Common Stock subject to the unexercised portion of any Stock Option granted under this Plan that expires, terminates or is canceled, will again become available for grant of further Awards under this Plan.

         1.4. Administration of Plan.

              (a) Plan Administration. Subject to the provisions of Section 1.4(b), this Plan will be administered by the Board and may also be administered by a Committee of the Board appointed pursuant to Section 1.4(b).

              (b) Administration by Committee. The Board in its sole discretion may from time to time appoint a Committee of not less than two (2) Board members with authority to administer this Plan in whole or part and, subject to applicable law, to exercise any or all of the powers, authority and discretion of the Board under this Plan. As long as the Company has a class of equity securities registered under Section 12 of the Exchange Act, this Plan will be administered by a Committee of not less than two (2) Board members appointed by the Board in its sole discretion from time to time, each of whom is a "Nonemployee Director" under Rule 16b-3 under the Exchange Act. The Board may from time to time increase or decrease (but not below two (2)) the number of members of the Committee, remove from membership on the Committee all or any portion of its members, and/or appoint such person or persons as it desires to fill any vacancy existing on the Committee, whether caused by removal, resignation or otherwise. Unless otherwise required by this Section 1.4(b), the Board may disband the Committee at any time.

              (c) Authority to Interpret Plan. Subject to the express provisions of this Plan, the Committee will have the power to implement, interpret and construe this Plan and any Awards and Award Documents or other documents defining the rights and obligations of the Company and Participants hereunder and thereunder, to determine all questions arising hereunder and thereunder, and to adopt and amend such rules and regulations for the administration hereof and thereof as it may deem desirable. The interpretation and construction by the Committee of any provisions of this Plan or of any Award or Award Document, and any action taken by, or inaction of, the Committee relating to this Plan or any Award or Award Document, will be within the discretion of the Committee and will be conclusive and binding upon all persons. Subject only to compliance with the express provisions hereof, the Committee may act in its discretion in matters related to this Plan and any and all Awards and Award Documents.

              (d) Authority to Grant Awards. Subject to the express provisions of this Plan, the Committee may from time to time in its discretion select the Nonemployee Directors to whom, and the time or times at which, Awards will be granted, the number of shares of Common Stock subject to each Award, and such other terms and conditions applicable to each individual Award as the Committee may determine. Any and all terms and conditions of Awards may be established by the Committee without regard to existing Awards or other grants and without incurring any obligation of the Company in respect of subsequent Awards. The Committee may grant at any time new Awards to a Nonemployee Director who has previously received Awards.

              (e) Procedures. Subject to the Company's charter or bylaws or any Board resolution conferring authority on the Committee, any action of the Committee with respect to the administration of this Plan must be taken pursuant to a majority vote of the authorized number of members of the Committee or by the unanimous written consent of its members; provided, however, that (i) if the Committee consists of two (2) members, then actions of the Committee must be unanimous, and (ii) any actions taken by the Board will be valid if approved in accordance with applicable law.

              (f) Liability. No member of the Board or the Committee or any designee thereof will be liable for any action or inaction with respect to this Plan or any Award or any transaction arising under this Plan or any Award except in circumstances constituting bad faith of such member.

                                   ARTICLE II
                                   ----------
                             AWARDS OF STOCK OPTIONS

         2.1. Award Documents. Each Award must be evidenced by an agreement duly executed on behalf of the Company and by the Participant, setting forth such terms and conditions applicable to the Award as the Committee may in its discretion determine. Awards will not be deemed made or binding upon the Company, and Participants will have no rights thereto, until such an agreement is entered into between the Company and the Participant. Award Documents may be (but need not be) identical and must comply with and be subject to the terms and conditions of this Plan, a copy of which will be provided to each Participant and incorporated by reference into each Award Document. Any Award Document may contain such other terms, provisions and conditions not inconsistent with this Plan as may be determined by the Committee. In case of any conflict between this Plan and any Award Document, this Plan shall control.

         2.2. Securities Law Requirements. Shares of Common Stock shall not be offered or issued under this Plan unless the offer, issuance and delivery of such shares shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, and the requirements of any stock exchange upon which the Common Stock may then be listed. As a condition precedent to the issuance of shares of Common Stock pursuant to an Award, the Company may require the Participant to take any reasonable action to comply with such requirements.

                                  ARTICLE III
                                  -----------
                                  STOCK OPTIONS

         3.1. Purchase Price. The purchase price of Common Stock issuable upon exercise of each Stock Option shall be the Fair Market Value, as of the date of grant of the Stock Option, of the Common Stock subject to such Stock Option.

         3.2. Payment for Awards.

              (a) Payment of Exercise Price. The exercise price for a Stock Option is payable upon the exercise of the Stock Option granted hereunder by delivery of legal tender of the United States or payment of such other consideration as the Committee may from time to time deem acceptable in any particular instance; provided, however, that the Committee may, in the exercise of its discretion, allow exercise of a Stock Option in a broker-assisted or similar transaction in which the exercise price is not received by the Company until promptly after exercise. No fractional shares will be issued pursuant to the exercise of a Stock Option, nor will any cash payment be made in lieu of fractional shares.

              (b) Cashless Exercise. If permitted in any case by the Committee in its discretion, the exercise price for Stock Options may be (i) paid by capital stock of the Company delivered in transfer to the Company by or on behalf of the person exercising the Stock Option and duly endorsed in blank or accompanied by stock powers duly endorsed in blank, with signatures guaranteed in accordance with the Exchange Act if required by the Committee, or (ii) retained by the Company from the stock otherwise issuable upon exercise or surrender of vested and/or exercisable Stock Options previously granted to the Participant and being exercised (if applicable) (in either case valued at Fair Market Value as of the exercise date); or such other consideration as the Committee may from time to time in the exercise of its discretion deem acceptable in any particular instance.

              (c) No Precedent. Participants will have no rights to the exercise techniques described in Section 3.2(b), and the Company may offer or permit such techniques on an ad hoc basis to any Participant without incurring any obligation to offer or permit such techniques on other occasions or to other Participants.

         3.3. Stock Option Term. Unless earlier exercised or terminated pursuant to the provisions of Section 3.5, each Stock Option shall expire and no longer be exercisable on a date which is ten years after the date of grant.

         3.4. Exercise of Stock Options. Stock Options granted shall become exercisable as determined by the Committee in its sole discretion. Vested options shall remain exercisable until the Stock Option is exercised or expires as provided in this Article III.

         3.5. Termination of Director Status. In the event that the holder of Stock Options ceases to be a director of the Company for any reason ("Termination"), all vested Stock Options shall thereafter be exercisable until the earlier to occur of three years from the date of Termination or ten years from the date of the grant of such Stock Option.

         3.6. Rights With Respect to Common Stock. No Participant and no beneficiary or other person claiming under or through such Participant will have any right, title or interest in or to any shares of Common Stock subject to any Stock Option unless and until such Stock Option is duly exercised pursuant to the terms of this Plan.

                                   ARTICLE IV
                              ADJUSTMENT PROVISIONS

         4.1. Changes in Outstanding Securities. Subject to Section 4.2 below,
(i) if the outstanding shares of Common Stock of the Company are increased, decreased or exchanged for a different number or kind of shares or other securities of the Company, or if additional shares or new or different shares or other securities of the Company are distributed in respect of such shares of Common Stock (or any stock or securities received with respect to such Common Stock), through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, spin-off or other distribution with respect to such shares of Common Stock (or any stock or securities received with respect to such Common Stock), or (ii) if the value of the outstanding shares of Common Stock of the Company is reduced by reason of an extraordinary cash dividend, an appropriate and proportionate adjustment may be made in (x) the maximum number and kind of shares provided in Section 1.3, (y) the number and kind of shares or other securities subject to then outstanding Stock Options, and (z) the purchase or exercise price for each share of Common Stock subject to an outstanding Stock Option.

         4.2. Termination Events. Upon the dissolution or liquidation of the Company or upon a reorganization, merger or consolidation of the Company with one or more corporations, as a result of which the Company goes out of existence or becomes a subsidiary of another corporation, or upon a sale of substantially all of the property of the Company to another corporation (in each of such cases a "Termination Event"), this Plan shall terminate. Upon a Termination Event, all Stock Options which remain unvested as of such date shall vest in full and become immediately exercisable, and any Stock Option theretofore granted under the Plan and not exercised on or prior to the Termination Event shall expire and terminate, unless provisions be made in writing in connection with such Termination Event for the assumption of the Stock Option or the substitution for such Stock Option of a new option covering the stock of a successor corporation, or a parent or subsidiary thereof or of the Company, with appropriate adjustments as to number and kind of shares and prices, in which event such Stock Options shall continue in the manner and under the terms so provided.

         4.3. Other Adjustments. Adjustments under this Article IV will be made by the Board, whose determination as to what adjustments will be made and the extent thereof will be final, binding and conclusive. No fractional interests will be issued under the Plan resulting from any such adjustments.

                                   ARTICLE V
                                   ---------
                            MISCELLANEOUS PROVISIONS

         5.1. Amendment, Suspension, Termination or Interpretation of the Plan.

              (a) The Board of Directors may at any time amend, suspend, or terminate the Plan; provided, however, that no such action shall:

                  (i) increase the maximum number of shares specified in Section 1.3(a), unless approved by the shareholders of the Company; or

                  (ii) alter, terminate or impair in any manner which is materially adverse to a Participant any Award previously granted.

         5.2. Effective Date and Duration of Plan. This Plan has been approved by the Board and is subject to approval by the holders of a majority of the outstanding shares of Common Stock present in person or by proxy and entitled to vote at a meeting of the shareholders of the Company. This Plan shall terminate at such time as the Board, in its discretion, shall determine. No Award may be granted under the Plan after the date of such termination, but such termination shall not affect any Award theretofore granted and any shares of Common stock subject thereto.

         5.3. Director Status. Nothing in this Plan or in any instrument executed pursuant hereto shall confer upon any Nonemployee Director any right to continue as a member of the Board of Directors of the Company or any subsidiary thereof.

         5.4. No Entitlement to Shares. No Nonemployee Director (individually or as a member of a group), and no beneficiary or other person claiming under or through such Nonemployee Director, shall have any right, title or interest in or to any shares of Common Stock allocated or reserved for the purpose of the Plan or subject to any Award except as to such shares of Common Stock, if any, as shall have been issued to such Nonemployee Director.

         5.5. Withholding of Taxes. The Company may make such provisions as it deems appropriate for the withholding by the Company pursuant to federal, state, or local income tax laws of such amounts as the Company determines it is required to withhold in connection with any Award. The Company may require a Participant to satisfy any relevant tax requirements before authorizing any issuance of Common Stock to such Participant or payment of any other benefit hereunder to such Participant. Any such settlement shall be made in the form of cash, a bank cashier's check or such other form of consideration as is satisfactory to the Committee.

         5.6. Transferability. Awards, any interest therein, and the right to receive the proceeds thereof shall not be transferable by a Participant, other than (a) by will or the laws of descent and distribution or (b) upon dissolution of marriage pursuant to a qualified domestic relations order or, in the discretion of the Committee and under circumstances that would not adversely affect the interests of the Company, transfers for estate planning purposes or pursuant to a nominal transfer that does not result in a change in beneficial ownership. The transfer by a Participant to a trust created by the Participant for the benefit of the Participant or the Participant's family which is revocable at any and all times during the Participant's lifetime by the Participant and as to which the Participant is the sole trustee during his or her lifetime will not be deemed to be a transfer for purposes of the Plan. Under such rules and regulations as the Committee may establish pursuant to the terms of the Plan, a beneficiary may be designated with respect to an Award in the event of the death of a Participant. If the estate of the Participant is the beneficiary with respect to an Award, any rights with respect to such Award may be transferred to the person or persons or entity (including a trust) entitled thereto under the will of such Participant or pursuant to the laws of descent and distribution.

         5.7. Other Plans. Nothing in this Plan is intended to be a substitute for, or shall preclude or limit the establishment or continuation of, any other plan, practice or arrangement for the payment of compensation or benefits to directors generally, which the Company now has or may hereafter lawfully put into effect.

         5.8. Singular, Plural; Gender. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender, as the context may require.

         5.9. Applicable Law. This Plan shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania.

         5.10. Successors and Assigns. The Plan and any agreement with respect to an Award shall be binding upon the successors and assigns of the Company and upon each Participant and such Participant's heirs, executors, Committees, personal representatives, permitted assignees and successors in interest.

         5.11. Invalid Provisions. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability is not to be construed as rendering any other provisions contained herein invalid or unenforceable, and all such other provisions are to be given full force and effect to the same extent as though the invalid and unenforceable provision were not contained herein.

         5.12. References to Successor Statutes, Regulations and Rules. Any reference in this Plan to a particular statute, regulation or rule will also refer to any successor provision of such statute, regulation or rule.

         5.13. Interpretation. Headings herein are for convenience of reference only, do not constitute a part of this Plan, and will not affect the meaning or interpretation of this Plan. References herein to Sections or Articles are references to the referenced Section or Article hereof, unless otherwise specified.